EXHIBIT 10.4


                                     FORM OF
                      AMERICAN MEDICAL SECURITY GROUP, INC.
                              EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

         You have been selected to be a Participant in the American Medical Security Group, Inc. Equity Incentive Plan, as amended and restated November 29, 2001, (the "Plan"), as specified below:

PARTICIPANT:
DATE OF GRANT:
NUMBER OF SHARES OF RESTRICTED STOCK GRANTED:
VESTING DATE:

         THIS AGREEMENT, effective as of the Date of Grant set forth above, is between American Medical Security Group, Inc., a Wisconsin corporation (the "Company") and the Participant named above pursuant to the provisions of the Plan. Unless otherwise indicated, capitalized terms used herein shall have the meanings assigned to such terms under the Plan. In consideration of the foregoing, the parties hereto agree as follows:

         1. GRANT OF RESTRICTED STOCK. As of the Date of Grant specified above, the Company grants to the Participant the number of Shares of Restricted Stock specified above (the "Restricted Stock"), subject to the terms and conditions of the Plan and this Agreement.

         2. VESTING OF RESTRICTED STOCK. The Shares of Restricted Stock granted to the Participant under this Agreement shall be subject to certain restrictions and risks of forfeiture as set forth in Section 3 below until vested in accordance with the terms of this Agreement. Unless the Shares are forfeited pursuant to Section 8 below or vesting is accelerated pursuant to Sections 5, 6 or 7 below, the Shares of Restricted Stock shall become vested and the restrictions shall lapse if the Participant's tenure as a Director continues uninterrupted through the third anniversary of the Date of Grant (which is the "Vesting Date" set forth above).

         3. RIGHTS DURING PERIOD OF RESTRICTION. Prior to the time that the Shares of Restricted Stock become vested in accordance with this Agreement (the "Period of Restriction"), the Shares of Restricted Stock may not be sold, transferred, pledged, encumbered or otherwise alienated or disposed of prior to vesting, except by will or the laws of descent and distribution. Unless otherwise determined by the Board of Directors of the Company, the Restricted Stock will not count toward the Director's stock ownership target until Shares become vested and the transferability restrictions have lapsed. However, during the Period of Restriction, the Director shall have the right to vote the Shares of Restricted Stock and to receive any dividends and other distributions with respect to the Restricted Stock unless and until the Restricted Stock is forfeited pursuant to this Agreement. (Any dividend or other distribution which is paid in Shares shall be subject to the same restrictions on transferability and the same vesting requirements as the Shares of Restricted Stock granted under this Agreement.)

         4. CUSTODY. The Restricted Stock issued to the Director hereunder shall be held, along with any stock dividends and other non-cash distributions relating thereto, in custody by

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the Company or an agent for the Company until the restrictions lapse. If any certificates are issued for Shares of Restricted Stock, such certificates representing shares of Restricted Stock and any such stock dividends or distributions shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions, consistent with the Plan, and the Director shall deliver a signed, blank stock power to the Company relating thereto.

         5. TERMINATION OF DIRECTORSHIP BY DEATH. In the event the Participant's tenure as a Director is terminated by reason of death prior to the Vesting Date set forth above, all restrictions on the Restricted Stock granted pursuant to this Agreement shall immediately lapse and the Participant shall vest one hundred percent (100%) in such Restricted Stock.

         6. TERMINATION OF DIRECTORSHIP BY DISABILITY. In the event the Participant's tenure as a Director is terminated by reason of Disability prior to the Vesting Date set forth above, all restrictions on the Restricted Stock granted pursuant to this Agreement shall immediately lapse and the Participant shall vest one hundred percent (100%) in such Restricted Stock as of the date the Compensation Committee (the "Committee") determines the definition of Disability has been satisfied.

         7. CHANGE IN CONTROL. In the event of both a Change in Control and a Qualifying Separation prior to the Vesting Date set forth above, all restrictions on the Restricted Stock shall lapse as of the first date that both events have occurred, and the Participant shall vest one hundred percent (100%) in such Restricted Stock in accordance with the terms of this Agreement and the Plan, without regard to the six month wait under the Plan.

         8. TERMINATION OF DIRECTORSHIP FOR OTHER REASONS. If the Participant's tenure as a Director shall terminate for any reason other than death, Disability, or Change in Control and a Qualifying Separation prior to the Vesting Date set forth above, all Restricted Stock granted pursuant to this Agreement shall be forfeited to the Company as of the date of such termination. The Company shall have no further obligation to the Participant under this Agreement, and all rights of the Participant with respect to such Restricted Stock shall terminate as of such date.

         9. RECAPITALIZATION. This Restricted Stock Agreement shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize. In the event there is any change in the Shares of the Company through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of shares, or otherwise, the number and class of Shares of Restricted Stock shall be adjusted as may be determined to be appropriate and equitable by the Committee, in its sole discretion in accordance with the Plan, to prevent dilution or enlargement of rights.

         10. ACCOUNTING TREATMENT. The parties intend that the issuance of Restricted Stock under this Agreement result in fixed, rather than variable, accounting treatment to the Company and shall implement this Agreement in a manner consistent with such intent.

         11. TENURE AS A DIRECTOR. This Agreement shall not confer upon Participant any right to continuance of tenure as a Director of the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her tenure at any time.

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         12. TAX CONSEQUENCES. The Participant has been encouraged to review with the Participant's own tax advisors, the federal, state and other tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the grant of Restricted Stock under this Agreement. The Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Restricted Stock (which is $0) and the fair market value of the Restricted Stock as of the date the restrictions on the Restricted Stock lapse. The Participant understands that the Participant may elect to be taxed at the time the Restricted Stock is granted rather than when the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Date of Grant. The Participant acknowledges that it is the Participant's sole responsibility, and not the Company's, to timely file the election under Section 83(b).

         13. MISCELLANEOUS.

                (a) This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                    It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Participant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

                (b) With the approval of the Board of Directors of the Company, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect Participant's vested rights with respect to Restricted Stock granted under this Agreement.

                (c) This Agreement may be amended by written agreement of the
                    Participant and the Company at any time and shall be binding upon the parties hereto, their heirs, executors, administrators, successor and assigns, including any successor to the Company whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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                (d) Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising Participant's rights under this Agreement.

                (e) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA").

                (f) This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                (g) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.


         IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award Agreement to be executed as of the Date of Grant.

                                          AMERICAN MEDICAL SECURITY GROUP, INC.


                                          By:
                                                John R. Wirch
                                                Vice President, Human Resources

                                          PARTICIPANT

                                          By:
                                                Participant






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